Exhibit 23




               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07121) pertaining to the Employees' Retirement Savings Plan for the Precision Stamping Division of Elco Textron Inc. of Textron Inc. of our report dated May 5, 1999, with respect to the financial statements and schedules of the Employees' Retirement Savings Plan for the Precision Stamping Division of Elco Textron Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Providence, Rhode Island
June 28, 1999